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CONTACT:      INVESTOR RELATIONS        MEDIA RELATIONS
              ------------------        ---------------
                 JOHN ANDREWS           JEANMARIE MCFADDEN
                 212-762-8131           212-762-7842
                                        TIMOTHY LEE
                                        212-392-8709




                       MORGAN STANLEY DEAN WITTER REPORTS
                    $645 MILLION IN THIRD QUARTER NET INCOME
                        DESPITE DIFFICULT GLOBAL MARKETS

NEW YORK, September 24, 1998 -- Morgan Stanley Dean Witter & Co. (NYSE: MWD) today reported net income of $645 million for the third fiscal quarter ended August 31, 1998 -- a 5 percent decline from $678 million in last year's third quarter. Diluted earnings per share were $1.05 -- down 4 percent from $1.09 a year ago.

Third quarter net revenues (total revenues less interest expense and the provision for loan losses) were $3,841 million, 6 percent below a year ago. The annualized return on average common equity for the third fiscal quarter was 19.3 percent.

As the Company previously reported, third quarter net income was reduced by approximately $110 million because of losses associated with difficult conditions in global capital markets. The losses occurred in certain credit sensitive trading activities and in connection with an institutional leveraged emerging markets debt portfolio.

Philip J. Purcell, Chairman, and John J. Mack, President, said in a joint statement, "Our Company continued to perform very well despite the turmoil in global financial markets. The diverse revenue streams from our three major businesses-- securities, asset management and credit cards, allowed us to post strong earnings in a difficult market environment."
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Net income increased to $2,190 million for the first nine months of fiscal 1998,
19 percent higher than last year's $1,839 million./1/ Nine-month diluted earnings per share were $3.51, up 19 percent from last year's $2.96. Nine-month net revenues rose 12 percent to $12,475 million and the nine month annualized return on average common equity was 21.5 percent.


SECURITIES

The Company's Securities business posted net income of $439 million, a 22 percent increase from the third quarter of 1997. These results were buoyed by a near-record performance in individual securities and a solid performance in institutional securities.

 . Individual securities reported a near-record third quarter, with higher revenues from the distribution of asset management products and increased net interest income.

 . The number of financial advisors in the Company's individual securities business, which includes Private Client Services (PCS), rose to 10,753 -- an increase of 103 for the quarter and 910 over the last twelve months. Total client assets of $392 billion were $31 billion higher than a year ago, although they declined by $33 billion during the quarter due largely to lower stock prices.

 . Investment banking had a strong quarter, driven by record revenues from mergers and acquisitions, which offset a decline in underwriting activity. For the first eight months of calendar 1998, the Company ranked first in worldwide equity and equity-related underwritings and maintained a leadership position in global M&A, and high yield and U.S. investment grade debt underwriting./2/


 . Institutional sales and trading reported mixed third quarter results. Equity trading and foreign exchange each achieved the second best quarter ever and commodities had record results. Fixed income revenues, however, were adversely affected by difficult global market conditions near the end of the

------------------------------------
/1/ All amounts for the nine months ended August 31, 1997 exclude merger-related expenses.

/2/ Source: Securities Data Corp. -- Jan 1 to August 31, 1998.
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   quarter which included a widening of spreads on credit sensitive products and a decrease in market liquidity. European results were excellent, although slightly lower than the record second quarter performance. Results in most of Asia continued to reflect the reduced economic activity in the region, although the Company's performance in Japan was very strong.

ASSET MANAGEMENT

Asset Management's third quarter net income was $31 million compared to $185 million a year ago. The results reflect losses that occurred in connection with a leveraged emerging markets debt portfolio and the impact on revenues of a decline in assets under management associated with lower market values.

 . The Company had $356 billion of assets under management and supervision at the end of the third quarter, an increase of $31 billion, or 10 percent, over a year ago.

 . Retail assets were $14 billion ahead of a year ago, but declined by $6 billion for the quarter -- to stand at $200 billion. Institutional assets were up $17 billion compared to a year ago, but were down $12 billion for the quarter --to stand at $156 billion. Positive net sales in both retail and institutional businesses in the third quarter partially offset the quarter-to-quarter declines in market value.

 . In June, the Company completed a $1.8 billion initial public offering of the Van Kampen Senior Income Trust. The offering was the second largest in history for a closed-end fund.

 . The Private Equity Group recognized third quarter investment gains of $129 million compared with $166 million a year ago. These results were driven by the successful IPO of Equant, a global data communications company.

CREDIT AND TRANSACTION SERVICES

Credit and Transaction Services net income increased 31 percent from the third quarter of last year to a record $175 million.

 .  Net revenues rose to a record $883 million -- 15 percent higher than the third quarter of 1997. Non-interest revenues rose 7 percent to $595 million as a result of increased revenues from late and overlimit fees and from increased merchant
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   discount revenues on higher sales volume. Net credit income rose by 37 percent to $288 million as a result of increased net interest income as well as a lower provision for loan losses following the sale of the Company's Prime Option portfolio in the second quarter of this year.

 . Managed consumer loans of $34.2 billion increased $600 million from the end of the third quarter of 1997, after adjusting for last quarter's sale of the Prime Option portfolio.

 . The consumer loan charge-off rate, on a managed loan basis, was 6.56 percent this quarter compared to 6.61 percent a year ago.

 .  In August, NOVUS Services announced an exclusive agreement with Intuit Inc.
   that will enable taxpayers who use Intuit software to prepare and file their federal taxes to also use a Discover Card or other NOVUS Cards to pay the IRS.

 . NOVUS Services reached agreement with the Busch Entertainment Corporation to offer a co-branded NOVUS card early next year. Busch hosts approximately 20 million guests annually in nine locations including its Sea World and Busch Gardens theme parks. New merchants enrolled by the NOVUS Network during the quarter included British Airways, Princess Cruise Lines and Commonwealth Edison.

 . Discover Brokerage Direct, the Company's on-line broker, continued to grow its account base in the third quarter. It also recently introduced an on-line research service for its customers and became the first brokerage firm to offer 24-hour/five-day-a-week internet trading of U.S. Treasuries.


On September 21, David W. Nelms, formerly vice chairman of MBNA America Bank, became president and chief operating officer of NOVUS Services, which includes Discover Card.
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Total capital (stockholders' equity and long-term debt) at August 31, 1998 was
$36.9 billion, including $14.0 billion of common and preferred stockholders' equity. Book value per common share was $22.37, based on quarter-end shares outstanding of 582,790,622.


The Company has repurchased approximately 31.5 million shares of its common stock since the February 1998 announcement of its $3 billion stock repurchase authorization.


Morgan Stanley Dean Witter & Co. is a global financial services firm and a market leader in securities, asset management, and credit and transaction services. The Company has offices in New York, London, Tokyo, Hong Kong, and other principal financial centers around the world and has 429 securities branch offices throughout the United States.



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                            (See Attached Schedules)



This release may contain forward-looking statements. These statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 1997 Annual Report to Shareholders and in the Company's Quarterly Reports on Form 10-Q for fiscal 1998.